                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               _________________

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                       TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


BNY CAPITAL II
(Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware                                                 13-7103735
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification no.)

48 Wall Street
New York, New York                                      10286
(Address of Principal Executive Offices)                (Zip Code)


THE BANK OF NEW YORK COMPANY, INC.
(Exact Name of Registrant as Specified in its Certificate of Incorporation)

New York                                                13-2614959
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification no.)

48 Wall Street
New York, New York                                      10286
(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon filing  securities and is to become effective
pursuant to General                      simultaneously with the
Instruction A(c)(1) please check         effectiveness of a concurrent
the following box.      [ ]              registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box.  [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                -------------------------------------

     BNY Capital II                     New York Stock Exchange, Inc.
     7.80% Trust Preferred
     Securities, Series C
     (and the Guarantee
     by The Bank of New
     York Company, Inc.
     with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

      None
      (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The 7.80% Trust Preferred Securities, Series C (the "Trust Preferred Securities") of BNY Capital II (the "Issuer Trust"), a statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of the Issuer Trust and are guaranteed by The Bank of New York Company, Inc. (the "Corporation"), a New York corporation, to the extent set forth in the form of Guarantee Agreement (the "Guarantee") by and between the Corporation, as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, which is incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation and the Issuer Trust (File Nos. 333-15951 and 333-15951-01 through
05), filed with the Securities and Exchange Commission on December 13, 1996.
The particular terms of the Trust Preferred Securities and the Guarantee are described in the preliminary prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the Guarantee are incorporated by reference herein as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.


ITEM 2.   EXHIBITS.

Exhibit
-------
4(a) Certificate of Trust of BNY Capital II (incorporated by reference to
     Exhibit 4(d) to the Registration Statement).
4(b) Trust Agreement of BNY Capital II (incorporated by reference to Exhibit
     4(e) to the Registration Statement).
4(c) Form of Amended and Restated Trust Agreement (incorporated by reference to
     Exhibit 4(l) to the Registration Statement).
4(d) Form of Preferred Security Certificate (included as Exhibit D to Exhibit
     4(l) to the Registration Statement and incorporated by reference to such
     Exhibit in the Registration Statement).
4(e) Form of Guarantee Agreement between The Bank of New York Company, Inc., as
     Guarantor, and The First National Bank of Chicago, as Guarantee Trustee (incorporated by reference to Exhibit 4(n) to the Registration Statement).
4(f) Form of Junior Subordinated Indenture between The Bank of New York Company,
     Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement).
99 Preliminary Prospectus pertaining to the offer and sale of the Trust Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        BNY CAPITAL II

                                        By: The Bank of New York Company, Inc.,
                                            as Depositor

Date:  June 9, 1997                     By: /s/ Robert E. Keilman
                                            ---------------------------------
                                        Name:    Robert E. Keilman
                                        Title:   Comptroller


                                        THE BANK OF NEW YORK COMPANY, INC.

Date:  June 9, 1997                     By: /s/ Robert E. Keilman
                                            ---------------------------------
                                        Name:    Robert E. Keilman
                                        Title:   Comptroller